UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 9, 2022

PRAXIS PRECISION MEDICINES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39620	47-5195942
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Praxis Precision Medicines, Inc.
99 High Street, 30th Floor
Boston, Massachusetts 02110
(Address of principal executive offices, including zip code)
(617) 300-8460
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	PRAX	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02. Results of Operations and Financial Condition.
On May 9, 2022, Praxis Precision Medicines, Inc. (the “Company”) announced its financial results for the quarter ended March 31, 2022. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.
Item 7.01. Regulation FD Disclosure.
On May 9, 2022, the Company updated its corporate presentation for use in meetings with investors, analysts and others. The presentation is available in the “Investors + Media” portion of the Company’s website at investors.praxismedicines.com and a copy is furnished as Exhibit 99.2 to this Current Report on Form 8-K.
As previously announced, the Company provided a corporate update on May 9, 2022. As part of the corporate update, the Company presented topline data from Part B of its Phase 2a clinical study of PRAX-944 for the treatment of essential tremor (“ET”). The presentation regarding this data is available in the “Investors + Media” portion of the Company’s website at investors.praxismedicines.com and a copy is furnished as Exhibit 99.3 to this Current Report on Form 8-K.
The information in this Current Report on Form 8-K under Items 2.02 and 7.01, including Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3 attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.
Item 8.01. Other Events.
On May 9, 2022, the Company announced positive topline results from Part B of its Phase 2a study evaluating the safety and efficacy of PRAX-944 for the treatment of ET. In the study, treatment with PRAX-944 resulted in clinically meaningful improvements in function, which were supported by improvements in tremor amplitude.
In the open-label period through Day 42, patients treated with PRAX-944 demonstrated mean improvement from baseline of 42% in the Modified Activities of Daily Living (“ADL”) score (N=11, nominal p<0.05). Following randomization, the difference between patients who remained on treatment (N=6) through Day 56 and those randomized to placebo (N=5) was clinically and statistically significant. The Modified ADL is a composite score based on Essential Tremor Rating Assessment Scale (“TETRAS”) ADLs with the addition of spiral drawings and handwriting from the TETRAS performance scale.
Part B of the Phase 2a study included both an open-label and randomized withdrawal period. In the open-label period, participants were to be titrated up to a maximum dose of 120 mg over 28 days prior to a stable period at the highest dose reached from Day 29 to Day 42. Participants who remained in the study through Day 42 were then randomized one-to-one to either active drug or placebo from Day 43 to Day 56, with a subsequent safety follow-up visit at Day 70.
PRAX-944 was generally well tolerated in Part B of the Phase 2a study, with no new safety findings. In the study, eight of eleven participants completed the open-label period at the highest dose of 120 mg. Three evaluable participants discontinued during the open-label period due to adverse events (“AE”), including one participant who had a pre-existing medical condition that led to a medical procedure unrelated to study drug. Treatment emergent adverse events were all mild to moderate, with the exception of one severe AE of essential tremor that occurred in a placebo arm patient following withdrawal of PRAX-944.
Following the topline results from this study, the Company intends to update the primary endpoint for the Company’s Phase 2b Essential1 Study from safety to efficacy.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated May 9, 2022

99.2	Praxis Precision Medicines, Inc. May 2022 Corporate Presentation

99.3	Praxis Precision Medicines, Inc. PRAX-944 Essential Tremor Phase 2a Topline Results Presentation, dated May 9, 2022

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRAXIS PRECISION MEDICINES, INC.

Date: May 9, 2022	By:	/s/ Marcio Souza
Marcio Souza
Chief Executive Officer